Exhibit 10.1

THIS AGREEMENT is made on 13th April 2021.

BETWEEN:-

(1)	MR WANG JIAN, a St. Kitts and Nevis national whose address is at Flat D, 21/F, Manhattan Heights, 52 Tai Chung Kiu Road, Belair Gardens, Sha Tin, N.T., Hong Kong (the “Seller”); and

(2)	LION FINANCIAL GROUP LIMITED, a company incorporated in the British Virgin Islands with company number 1878325 whose registered address is at Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands (the “Buyer”).

IT IS AGREED as follows:-

1.	Interpretation

1.1	In this Agreement:-

“Accounts”	means the audited consolidated accounts of the Group including the audited consolidated statement of the financial position of the Group and the audited statement of the financial position of the Group as at, and the audited consolidated income statement of the Group, the audited consolidated statement of comprehensive income of the Group, the audited consolidated statement of changes in equity of the Group and the audited consolidated cash flow statement of the Group for the financial period ended on, the Accounts Date, together with a summary of significant accounting policies and other explanatory notes, independent auditors report and all other documents or reports or statements if available.

“Accounts Date”	means 31 December 2020

“AED”	means United Arab Emirates Dirham

“Company”	means Lion Fintech Group Limited, a company incorporated in the British Virgin Islands with company number 1937158 whose registered office is at Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands

“Completion”	means completion of the sale and purchase of the Shares in accordance with this Agreement

“DMCC”	means the Dubai Multi Commodities Centre Free Zone in the UAE

“Encumbrance”

means any mortgage, charge, pledge, lien, restriction, right to acquire, right of pre-emption, option, conversion right, third party right or interest, any other encumbrance or security interest of any kind, and any other type of preferential arrangement (including retention of title arrangements) having similar effect

“Group”	means the Company and its Subsidiaries

“Management Accounts”	means the unaudited balance sheet of each Group company and the unaudited consolidated balance sheet of the Group as at the Management Accounts Date, and the unaudited profit and loss account of each Group company and the unaudited consolidated profit and loss account of the Group for the three month period from the Accounts Date to the Management Accounts Date and the notes and all other documents annexed thereto

“Management Accounts Date”	means 31 March 2021.

“Royal Lion DMCC”	means Royal Lion Middle East DMCC, the indirect subsidiary of the Company registered in the Dubai Multi Commodities Centre Free Zone in the UAE with licence number DMCC-564159
“Shares”	means the 100 fully paid ordinary shares of US$1.00 each of the Company comprising the whole of the issued share capital of the Company
“Subsidiaries”	means Royal Lion DMCC and Royal Lion DMCC’s immediate parent company, Royal Lion Investment Limited (a company registered in the Cayman Islands)
“UAE”	means the United Arab Emirates.

1.2	In this Agreement references to a Clause are references to a clause of this Agreement.

1.3	The headings to the Clauses are for convenience only and shall not affect the interpretation of this Agreement.

2.	Sale and Purchase

The Seller agrees to sell the whole of the legal and beneficial interest in the Shares and with full title guarantee (and hereby waives and shall procure that any other registered holders shall waive all pre-emption rights under the articles of association of the Company or otherwise) and the Buyer agrees to buy the Shares free of any Encumbrance and with all rights now or hereafter attaching to them including, but not limited to, all dividends and distributions declared, made or paid in respect of the Shares on or after Completion.

3.	Consideration

3.1	The consideration for the purchase of the Shares is US$1.00.

3.2	The consideration is payable by the Buyer to the Seller at Completion in accordance with Clause 4.3.2.

3.3	All amounts stated in this Clause are inclusive of any applicable VAT or other similar tax.

4.	Completion

4.1	Completion shall take place on immediately after signature and exchange of this Agreement or at such time and place as may otherwise be agreed between the parties.

4.2	At Completion, the Seller shall deliver to the Buyer or its nominees:-

4.2.1	duly executed transfer instruments in relation to the Shares;

4.2.2	share certificates for all of the Shares;

4.2.3	any waivers, consents or other documents which may be necessary to enable the Buyer or its nominees to be registered as the holders of Shares or of any shares of the Subsidiaries; and

4.2.4	the statutory books, minute books and share certificate books of the Company and each of the Subsidiaries (duly written up to date as at immediately prior to Completion), their respective common seals (where relevant), certificates of incorporation, commercial and trade licences and constitutional documents.

4.3	At Completion:

4.3.1	the Seller shall procure the passing of resolutions of the sole director of the Company approving the registration of the share transfers referred to in Clause 4.2.1; and

4.3.2	the Buyer shall pay the consideration as set out in Clause 3.1 by way of electronic transfers of immediately available funds to a bank account nominated by the Seller.

4.4	The Seller shall indemnify and keep indemnified the Buyer against all costs, losses or damages the Buyer may incur or suffer as a result of any document delivered to it under this Clause 4 being unauthorised, invalid or for any other reason ineffective for its purpose.

5.	PRE-COMPLETION UNDERTAKINGS

Pending registration of the transfers of the Shares, the Seller undertakes to exercise all voting and other rights attaching to the Shares as directed by the Buyer and on request to appoint such person as the Buyer may nominate as the Seller’s proxy or attorney to exercise such rights.

6.	Warranties

6.1	The Seller warrants and represents to the Buyer that each of the following warranties is accurate in all respects at the date of this Agreement and separately and additionally that each warranty will be accurate as at Completion:

6.1.1	the Seller is the sole legal and beneficial owner and the sole registered holder of the Shares;

6.1.2	the Seller is entitled to sell, or procure the sale of, and transfer the full legal and beneficial interest in the Shares to the Buyer on the terms of this Agreement, without obtaining the consent or approval of any third party;

6.1.3	the Shares comprise the entire issued and allotted share capital of the Company and are fully paid or credited as fully paid;

6.1.4	there is no Encumbrance on, over or affecting the Shares and no person has any conditional or absolute option, right of pre-emption or conversion, right to put, security interest over, right to acquire and/or the right to call for the transfer, allotment or issue of any share or loan capital of the Company or any right or interest therein and there is no agreement or other arrangement to give or create any of the foregoing and/or an Encumbrance and no person has claimed to be entitled to the same;

6.1.5	the corporate information in respect of the Group set out in Schedule 1 is true and accurate;

6.1.6	all shares in the Subsidiaries that are held by the Company are free from Encumbrances and third party rights and there is no agreement or obligation to create any such Encumbrance in favour of any person;

6.1.7	the Company does not have and never has had any subsidiary other than the Subsidiaries and the Company has not agreed to acquire any interest in any body corporate other than the Subsidiaries;

6.1.8	the Management Accounts:-

(a)	have been prepared from the accounting records of each Group company with due care and attention and on a basis consistent with that employed in preparing the Accounts;

(b)	fairly reflect the assets and liabilities and the profits and losses of each Group company; and

(c)	are not affected by exceptional or unusual items;

6.1.9	each Group company has within the relevant time limits correctly made all returns, given all notices and submitted all computations, accounts or other information required to be made, given or submitted to any tax authority and all such returns and other documentation were and are true, complete and accurate;

6.1.10	each Group company has conducted its business in accordance with its memorandum and articles of association, trade licences (where applicable) and all applicable law and regulations of any jurisdiction in which it carries on business and there has been no violation of, or default with respect to, any sanction, order or judgment of any court, tribunal, governmental agency or regulatory authority in any jurisdiction which has, or could have, an adverse effect on the assets or business of a Group company;

6.1.11	each Group company has all necessary licences for the proper carrying on of its business in any part of the world and each licence is valid, in force and unconditional or subject only to a condition that has been fulfilled and under which no further action is required;

6.1.12	there are no factors that might in any way prejudice the continuance or renewal of any licence of any Group company and each Group company has at all times carried on its business in compliance with the terms and conditions of its licence;

6.1.13	no Group company has given any power of attorney which remains in effect nor has it given any other similar authority which is still outstanding (other than authority for an employee to enter into routine trading contracts in the usual course of their duties);

6.1.14	there is no liability, outstanding or contingent or anticipated, to any present or former employee, agent or representative other than remuneration accrued for the current wage or salary period or for reimbursement of normal business expenses and any end of service gratuity in respect of any employees of Royal Lion DMCC has been duly accounted for and accrued in the Accounts;

6.1.15	the Company has no outstanding liabilities, debts, obligations or loan capital nor has it borrowed or raised any money nor is it a party to any acceptance credit facility, bill of exchange, promissory note or any other arrangement the purpose of which is to raise money which it has not repaid nor has the Company engaged in financing of a type which would not require to be shown or reflected in the Accounts;

6.1.16	Royal Lion DMCC has within the relevant time limits correctly made all returns, accounts and reports (including its annual audited reports) required to be made, given or submitted to the DMCC and all such returns, accounts and reports were and are true, complete and accurate;

6.1.17	Royal Lion DMCC is not subject to any sanctions from the DMCC or any other governmental agency or regulatory authority in the UAE and no sanctions are noted on Royal Lion DMCC’s DMCC portal as at the Completion date; and

6.1.18	the total share capital of Royal Lion DMCC (being AED 50,000) is deposited in Royal Lion DMCC’s company bank account.

6.2	Each of the warranties shall be interpreted as a separate and independent warranty so that the Buyer shall have a separate claim and right of action in respect of every breach of each warranty.

6.3	The Seller undertakes both before and after Completion to notify the Buyer immediately in writing of any event, matter or circumstance which comes to its knowledge which is, or may constitute, a breach of, or which is, or may be, inconsistent with any of the warranties in this Clause.

6.4	The Seller undertakes that the investment in Fortunext Asset Management Limited (“FAML”), a company incorporated in Cayman Islands with a company number of 341914 and registered address at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands, had been written off as of the date of this Agreement. Any subsequent expenses incurred for by FAML will be borne solely by the Seller and should any Group Company incur any liabilities in respect thereof, the Seller shall indemnify the Buyer to the fullest extent permitted by law.

6.5	The Seller hereby represents, warrants and undertakes that any amount due and payable by any Group Company to the Seller shall be waived by the Seller and the Seller shall be responsible for any amount due and payable by any Group Company to any third party.

7.	TERMINATION

7.1	The Buyer is not obliged to complete this Agreement unless the purchase of all of the Shares is completed simultaneously in accordance with this Agreement and the Seller has fulfilled all of its obligations to be performed at Completion under this Agreement.

7.2	If at or before Completion:-

7.2.1	any event occurs which, in the Buyer’s reasonable opinion, affects or is likely to affect materially and adversely the financial position or business prospectus of the Company or any of the Subsidiaries;

7.2.2	the Buyer considers that any of the warranties have been breached or would be breached if the warranties were repeated at Completion by reference to the facts and circumstances then existing or if otherwise untrue or inaccurate or misleading in any respect;

7.2.3	any government, governmental, supranational or regulatory agency or authority institutes, or threatens to institute, proceedings to challenge this Agreement or to take any action as a result of its implementation or imposes any sanction on the Company or any of its Subsidiaries; or

7.2.4	any licences, approvals, consents or permits relating to the Company or any of its Subsidiaries are revoked, or are likely to be revoked, or any renewal of such licences, approvals, consents or permits is rejected by any government, governmental, supranational or regulatory agency or authority, the Buyer may terminate this Agreement immediately upon written notice to the Seller.

7.3	If Completion does not proceed on the date stated in Clause 4.1 the Buyer may by notice to the Seller:-

7.3.1	proceed to Completion so far as practicable;

7.3.2	postpone Completion to such date as the Buyer specifies in which event the provisions of this Agreement apply as if that other date is the date of Completion; or

7.3.3	terminate this Agreement immediately upon written notice to the Seller.

8.	Notices

8.1	Any notice required to be given under this Agreement shall be deemed duly served if left at or sent by registered or recorded delivery post to the registered office of the relative party as stated above or notified for the purpose of this Agreement.

8.2	Any such notice shall be deemed to be served at the time when the same is handed to or left at the address of the party to be served.

9.	Entire Agreement

9.1	This Agreement sets out the entire agreement and understanding between the parties in respect of the sale and purchase of the Shares. Accordingly this Agreement supersedes and extinguishes any prior agreements, arrangements or statements. It is agreed that:-

9.1.1	a party may claim in contract for breach of warranty under this Agreement but shall have no claim or remedy in respect of any misrepresentation (whether negligent or otherwise) or any untrue statement made by any other party before this Agreement;

9.1.2	this Clause shall not exclude any liability or remedy for fraud or fraudulent misrepresentation by a party; and

9.1.3	save as expressly set out in this Agreement, no party shall owe any duty of care to any other party.

9.2	No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of both the Seller and the Buyer.

10.	Assignment

This Agreement is personal to the parties and neither it nor any benefit arising under it may be assigned without the prior written consent of the other party and no party shall purport to assign or transfer the same provided that this Agreement may be assigned by the Buyer to any company which is for the time being an associated company of the Buyer.

11.	Contracts (Rights of Third Parties) Act 1999

Except as expressly provided in this Agreement, a person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this Agreement provided that this does not affect any right or remedy of the third party which exists or is available apart from that Act.

12.	Counterparts

This Agreement may be executed in any number of counterparts and by each of the parties on separate counterparts each of which when executed shall be deemed to be an original, but all the counterparts together shall constitute one and the same agreement.

13.	Law and Jurisdiction

13.1	This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes and claims) are governed by, and shall be construed in accordance with the laws of England.

13.2	The parties hereby submit to the exclusive jurisdiction of the High Court of England and Wales in relation to any matter, dispute or claim arising out of or in connection with this Agreement, its implementation or effect or in relation to its existence or validity (including non-contractual disputes or claims).

Agreed by the parties on the date set out at the head of this Agreement.

/s/ WANG JIAN	/s/ WANG JIAN
WANG JIAN	LION FINANCIAL GROUP LIMITED

	By:	WANG JIAN
	Title:	Director

schedule 1

COMPANY NAME	COMPANY NUMBER	COUNTRY OF INCORPORATION	SHAREHOLDERS
Royal Lion Middle East DMCC (Royal Lion DMCC)	DMCC-564159	DMCC, Dubai, UAE	Royal Lion Investment Limited (100%)
Royal Lion Investment Limited	340188	Cayman Islands	# Lion Fintech Group Limited (35%) Bin Zayed International LLC (50%) Shouk World Ltd (15%)
Lion Fintech Group Limited (the Company)	1937158	British Virgin Islands	Mr Wang Jian (100%)

#	According to the amended and restated memorandum and articles of association of Royal Lion Investment Limited adopted on 22 May 2019, Lion Fintech Group is entitled to own 70% voting rights and 70% dividend sharing right in Royal Lion Investment Limited.